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                                                                   Exhibit 10.17








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                AMENDED AND RESTATED LIMITED ASSIGNMENT AGREEMENT

                                  By and Among

                      NOVARTIS PHARMACEUTICALS CORPORATION,

                           NOVEN PHARMACEUTICALS, INC.

                                       and

                              VIVELLE VENTURES LLC


                            Dated as of April 1, 1999






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                AMENDED AND RESTATED LIMITED ASSIGNMENT AGREEMENT


                  AMENDED AND RESTATED LIMITED ASSIGNMENT AGREEMENT dated as of April 1, 1999 (this "Agreement") by and among Novartis Pharmaceuticals Corporation, a Delaware corporation ("Novartis"), as the successor-in-interest to the Pharmaceuticals Division of Ciba-Geigy Corporation, a New York corporation ("CIBA"), Vivelle Ventures, LLC, a Delaware limited liability company ("LLC") and Noven Pharmaceuticals, Inc. a Delaware corporation ("Noven"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in that certain Amended and Restated Supply Agreement dated as of April 1, 1999 by and between Noven and Novartis (the "Amended and Restated Supply Agreement"), attached hereto as EXHIBIT A.




                              W I T N E S S E T H:


                  WHEREAS, Novartis, as successor-in-interest to CIBA, and Noven are parties to the Amended and Restated Supply Agreement, pursuant to which Noven has agreed to supply Novartis with Finished Product and Novartis has agreed to purchase annually certain minimum quantities of such Finished Product;

                  WHEREAS, Novartis and Noven have formed LLC for the purpose of creating a platform to maintain and grow a franchise in women's health, focusing initially on the manufacture and sale of the 17(beta)-estradiol single active ingredient in a matrix currently being marketed by Novartis under the trademark "Vivelle" pursuant to the Restated License Agreement;

                  WHEREAS, Novartis and Noven agreed in connection with the formation of the LLC that Novartis would, as its contribution to LLC, among other things, make a limited assignment to LLC of its rights and obligations under the Supply Agreement as may be amended from time to time; and

                  WHEREAS, LLC desires to obtain the rights under the Amended and Restated Supply Agreement and is willing to assume the obligation to purchase the quantities of Finished Product specified in the Amended and Restated Supply Agreement;

                  NOW THEREFORE, in consideration of the agreements and covenants set forth above and herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Limited Assignment Agreement to more particularly set forth the parties' rights and obligations hereunder as follows:

                  1. ASSIGNMENT AND ASSUMPTION. (a) For the term of this Agreement, Novartis hereby assigns to LLC its rights under Sections 2.9, 2.10, 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 6.1, 6.2, 6.3,



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7.1, 7.2, 7.3 and Article 8 of the Amended and Restated Supply Agreement (the
"Assigned Sections").

                  (b) For the term of this Agreement, LLC hereby accepts such assignment and assumes and agrees to perform and discharge the duties and obligations of Novartis arising under the Assigned Sections.

                  2. CONSENT TO ASSIGNMENT AND ASSUMPTION; RELEASE. For the term of this Agreement, Noven hereby consents to the assignment by Novartis of the rights under the Assigned Sections and the assumption by LLC of the performance, discharge of duties and obligations arising under the Assigned Sections. For the term of this Agreement, Noven hereby releases Novartis of all its duties and obligations (including, without limitation, its obligation to purchase the Annual Purchase Minimum or pay for any Finished Product purchased by LLC) arising under the Assigned Sections.

                  3. RETENTION OF REMAINING RIGHTS AND OBLIGATIONS. Notwithstanding the foregoing, Novartis retains all rights and obligations not assigned to LLC hereby.

                  4. CANADA. Subject to Section 2 of that certain Sublicense Agreement dated as of May 1, 1998 by and among Novartis, Noven and LLC (the "Sublicense Agreement"), the parties agree that for purpose of sale to Novartis' Canadian Affiliate, Novartis may purchase Vivelle (as that term is defined in that certain Operating Agreement of Vivelle Ventures LLC dated as of May 1, 1998 by and between Novartis and Noven (the "Operating Agreement")) from LLC at the price at which LLC purchases Vivelle from Noven.

                  5. ABSOLUTE ASSIGNMENT OF ALL RIGHTS AND OBLIGATIONS. In the event that Noven purchases all of Novartis' Interest (as that term is defined in the Operating Agreement) in LLC pursuant to Section 9.5 of the Operating Agreement, Novartis, Noven and LLC shall execute an assignment agreement assigning all of Novartis' rights and obligations under the Amended and Restated Supply Agreement to LLC and releasing Novartis from its obligations under the Amended and Restated Supply Agreement.

                  6. INDEMNIFICATION. LLC agrees and warrants to indemnify, defend and hold harmless Noven and Novartis from and against any and all claims, damages, expenses, attorneys' fees, settlements, and judgments arising out of any injury or damage to a third party alleged to be caused by the Finished Product supplied by Noven to LLC or manufactured for or by LLC; provided, however that Noven and/or Novartis notifies LLC within twenty (20) days of receipt of a claim or action, fully cooperates with LLC in the defense of such claim or action, and permits LLC to control the defense and settlement of such claim or action. Notwithstanding the above, LLC does not warrant and shall not be liable to indemnify Noven from and against any claims, damages, expenses, attorneys' fees, settlements and judgments arising out of any injury or damage to a third party caused by latent defects in the




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Finished Product caused by the negligence or willful misconduct on the part of
Noven, for which Noven shall have the right to control the defense and settle such claim or action. Noven agrees and warrants to indemnify and hold harmless LLC from and against any and all claims, damages, expenses, attorneys' fees, settlements and judgments for personal injury to a third party caused by latent defects in the Finished Product caused by the negligence or willful misconduct of Noven. This provision shall survive the expiration or termination of this Agreement.

                  7. RECALLS. If an authorized government agency of the United States or any country or territory based on requirements specifically notified to Noven by LLC shall seize any Finished Product or if LLC deems it necessary to initiate a voluntary recall for any commercially reasonable reason, LLC shall immediately notify Noven of such seizure or recall and shall consult with Noven regarding the timely compliance with all pertinent state or federal regulations pertaining thereto. Furthermore, each party shall make a permanent and complete record of all costs incurred thereby, a copy of which shall be delivered to the other party as soon after the completion of such recall or seizure as practically may be done. When the cause or reason of said recall or seizure resides in the negligent failure of Noven to manufacture in accordance with the Specifications or applicable, notified government rules and regulations, or in the failure of said product to maintain stability for the period described in the product labeling, Noven shall reimburse LLC for all reasonable costs incurred by LLC in effecting such recall or seizure, including all reasonable credits extended to LLC's customers as a result thereof. When the cause or reason for said recall or seizure is anything other than that set forth in the preceding sentence, including, but not limited to, failure by other than Noven to store, transport or care for the Finished Product, LLC shall bear all costs of such recall or seizure and indemnify Noven therefrom including reimbursement for all reasonable costs incurred by Noven in effecting such recall or seizure.

                  8. TERM; TERMINATION. The term of this Agreement and the Parties' obligations hereunder shall be deemed to have commenced on the earlier of the termination of the Supply Agreement or the Effective Date (as defined in the Amended and Restated Supply Agreement) and shall continue in effect until the earlier to occur of the following events:

                  (a) the dissolution of LLC as provided in Article X of the Operating Agreement dated as of May 1, 1998 between Novartis and Noven;

                  (b) the termination of the Amended and Restated Supply Agreement; or

                  (c) the termination of the Restated License Agreement.

                  9. OBLIGATIONS UPON TERMINATION. Except as otherwise agreed by the parties, within thirty (30) days of the effective date of the expiration or any termination of this Agreement, LLC and any Supplier in possession of Know-How shall cease to use and deliver to Noven, upon written request, all Know-How, to the extent that such use is not permitted by the License Agreement except for any documents or records which either LLC or the Supplier is required to retain by law, and Noven shall do the same with respect to any LLC Know-How in its possession. Noven shall deliver to LLC, at LLC's request and expense, all Finished Product and preprinted packaging, labeling and stock materials which are in the possession of Noven, for which LLC shall be obligated to make payment upon delivery.

                  10. NOTICES. Any notice or communication required or permitted to be given or made under this Agreement by one of the parties hereto shall be in writing and shall be



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deemed to have been sufficiently given or made for all purposes if mailed by certified mail, postage prepaid, addressed to such other party at its respective address as follows:

                           (a)      If to Noven, to:

                           Noven Pharmaceuticals, Inc.
                           11960 S.W. 144th Street
                           Miami, FL  33186
                           Attention:  Mr. Robert C. Strauss,
                                       President and Chief Executive Officer
                           Telephone:  (305) 253-5099
                           Facsimile:  (305) 232-1836

                  with a copy to:

                           Noven Pharmaceuticals, Inc.
                           11960 S.W. 144th Street
                           Miami, FL  33186
                           Attention:  General Counsel
                           Telephone:  (305) 253-5099
                           Facsimile:  (305) 232-1836

                  or to such other person or address as Noven shall furnish to the other parties hereto in writing.

                  (b)      If to Novartis, to:

                           Novartis Pharmaceuticals Corporation
                           59 Route 10
                           East Hanover, NJ  07936
                           Attention:  Office of the CEO
                           Telephone:  (973) 781-8005
                           Facsimile:  (973) 781-7036

                  with copies to:

                           Novartis Pharmaceuticals Corporation
                           59 Route 10
                           East Hanover, NJ  07936
                           Attention:  General Counsel, Legal Department
                           Telephone:  (973) 781-5230
                           Facsimile:  (973) 781-5260

                  and

                           White & Case LLP
                           1155 Avenue of the Americas
                           New York, NY  10036
                           Attention:  William F. Wynne, Jr., Esq.
                           Telephone:  (212) 819-8200
                           Facsimile:  (212) 354-8113




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                  or to such other person or address as Novartis shall furnish to the other parties hereto in writing.

                  (c)      If to LLC, to:

                           Vivelle Ventures LLC
                           c/o Noven Pharmaceuticals, Inc.
                           11960 S.W. 144th Street
                           Miami, FL  33186
                           Attention:  Mr. Robert C. Strauss, President
                           Telephone:  (305) 253-5099
                           Facsimile:  (305) 232-1836

                  with copies to:

                           Novartis Pharmaceuticals Corporation
                           59 Route 10
                           East Hanover, NJ  07936
                           Attention:  General Counsel
                           Telephone:  (973) 781-5230
                           Facsimile:  (973) 781-5260



                  and

                           White & Case LLP
                           1155 Avenue of the Americas
                           New York, NY  10036
                           Attention:  William F. Wynne, Jr., Esq.
                           Telephone:  (212) 819-8200
                           Facsimile:  (212) 354-8113

                  or to such other person or address as LLC shall furnish to the other parties hereto in writing.

                  11. FORCE MAJEURE. Neither party shall be responsible or liable to the other hereunder for failure or delay in performance of this Agreement due to any war, fire, accident or other casualty, or any labor disturbance or act of God or the public enemy, or any other unforeseeable contingency beyond such party's control. In addition, in the event of the applicability of this Paragraph 11, the party affected by such force majeure shall immediately use


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its best efforts to eliminate, cure and overcome any of such causes and resume performance of its obligations.

                  12. ASSIGNMENT. This Agreement and all rights and obligations hereunder are personal to the parties hereto and may not be assigned, other than to Affiliates of Novartis, without the express prior written consent of the other. Any assignment or attempt at same in the absence of such prior written consent shall be void and without effect.

                  13. APPLICABLE LAW. This Agreement shall be construed, and the rights of the parties determined, in accordance with the laws of the State of New York without regard to choice of law principles of the State of New York.

                  14. SEVERABILITY. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. In the event any provisions shall be held invalid, illegal or unenforceable the parties shall use best efforts to substitute a valid, legal and enforceable provision, which insofar as possible, implements the purposes hereof. The same principle shall apply in respect of the filling of any contractual gap.

                  15. AMENDED AND RESTATED SUPPLY AGREEMENT. Unless otherwise specified herein, nothing contained in this Agreement shall affect the rights and obligations of the parties under the Amended and Restated Supply Agreement or the Restated License Agreement, and the terms and conditions of the Amended and Restated Supply Agreement and the Restated License Agreement shall remain in full force and effect.

                  16. NO WAIVER. The failure of any party hereto at any time or times to require performance of any provisions hereof shall in no manner affect its right to enforce such provision at a later time. No waiver by any party hereto of any condition nor the breach of any term, covenant or representation contained in this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or deemed to be or construed as the breach of any other term, covenant or representation in this Agreement.

                  17. DRAFTSMANSHIP. The parties acknowledge and agree that this Agreement is the product of extensive negotiation and neither party will be deemed to have drafted this Agreement.

                  18. ENTIRE AGREEMENT. This Agreement among the parties made on the date of execution hereof and Section 2 of the Sublicense Agreement, constitute the entire understanding among the parties relating to the subject matter hereof, and no amendment or modification to this Agreement shall be valid or binding upon the parties unless made in writing and signed by the representatives of such parties.

                  19. COUNTERPARTS. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a




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signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

































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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.





                              NOVARTIS PHARMACEUTICALS CORPORATION



                              By: /s/ Paulo Costa
                                 ---------------------------------
                                 Name:  Paulo Costa
                                 Title: President and Chief Executive Officer
                                 Date:  January 11, 2000



                              NOVEN PHARMACEUTICALS, INC.



                              By: /s/ Steven Sablotsky
                                 ---------------------------------
                                 Name:  Steven Sablotsky
                                 Title: Chairman
                                 Date:  January 19, 2000



                              VIVELLE VENTURES LLC



                              By: /s/ Robert C. Strauss
                                 ---------------------------------
                                 Name:  Robert C. Strauss
                                 Title: President
                                 Date:  January 19, 2000







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